Exhibit 3.1



                      CERTIFICATE OF OWNERSHIP AND MERGER


                                     MERGING


                              AOLTW MERGER SUB INC.


                                  WITH AND INTO


                              AOL TIME WARNER INC.

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                         Pursuant to Section 253 of the
               General Corporation of Law of the State of Delaware

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     AOL Time Warner Inc., a Delaware  corporation (the "Company"),  does hereby certify to the following facts relating to the merger (the "Merger") of AOLTW Merger Sub Inc., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation:

     FIRST:     The Company is incorporated  pursuant to the General Corporation
Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

     SECOND:    The Company  owns all of the  outstanding  shares of each class of capital stock of the Subsidiary.

     THIRD:     The Board of Directors of the Company, by the following
resolutions duly adopted on September 18, 2003, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

               WHEREAS, AOL Time Warner Inc., a Delaware corporation (the "Company"), owns all of the outstanding shares of the capital stock of AOLTW Merger Sub Inc., a Delaware corporation (the "Subsidiary"); and

               WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;

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                     NOW, THEREFORE, BE IT AND IT HEREBY IS


               RESOLVED, that, effective upon the filing of (or at such subsequent time as may be specified in) the Certificate of Ownership and Merger filed in respect thereof (the "Effective Time"), the Subsidiary shall be merged with and into the Company with the Company being the surviving corporation (the "Merger"); and

               FURTHER RESOLVED, that it is intended that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and that these resolutions constitute a plan of reorganization within the meaning of Section 368; and

               FURTHER RESOLVED, that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Company; and

               FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Company shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Company, held by the person who was the holder of such share of capital stock of the Company immediately prior to the Merger; and

               FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and

               FURTHER RESOLVED, that, at the Effective Time, Article I of the Restated Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

                                    ARTICLE I


               The   name   of   the   corporation   (hereinafter   called   the
          "Corporation") is Time Warner Inc.


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

               FURTHER RESOLVED, that each officer of the Company is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, in the discretion of such officer to specify therein an Effective Time subsequent to the filing thereof and to file the same in the office of the Secretary of State of the State of Delaware; and

               FURTHER RESOLVED, that in connection with changing the Company's name, each officer of the Company is authorized, in the name and on behalf of the Company, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in his or her judgment, be required or advisable; and

               FURTHER RESOLVED, that in order for the Company to comply with all applicable regulations and requirements of federal, state, local and foreign governmental agencies and exchanges, each officer of the Company is authorized, in the name and on behalf of the Company, to prepare, execute and file or cause to be filed all reports, statements, documents, undertakings, commitments and information with any exchange or governmental agencies as may, in his or her judgment, be required or advisable in connection with the Merger or the Company's name change; and

               FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, change the name in which the Company is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Company's name; and

               FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, use any alternate name, fictitious name, assumed name or other name


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


          in such jurisdictions as the Company is qualified, if such officer determines it is necessary or desirable for the Company to use an alternate name, fictitious name, assumed name or other name; and

               FURTHER RESOLVED, that, effective immediately following the Effective Time, the By-laws of the Company shall be amended by deleting the name "AOL Time Warner Inc." from the Heading and Article I, Section 1 thereof and substituting therefor the name "Time Warner Inc."; and

               FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the
          Company, to prepare, execute and file a listing application or supplemental listing application, and such other documents, and to take such steps, as may be necessary or desirable, with the New York Stock Exchange and if such officer determines it required or advisable, any other exchanges on which the Company has listed securities, to reflect the change in the Company's name; and

               FURTHER RESOLVED, that all actions to be taken or heretofore taken by any officer or agent of the Company in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects; and

               FURTHER RESOLVED, that each officer of the Company is authorized to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificates, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by this Board of Directors any form of resolution required by any law, regulation or agency, in order to effectuate the purpose of the foregoing resolutions or any of them or to carry out the transactions contemplated hereby.


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     FOURTH:    The Company shall be the surviving  corporation of the Merger.
The name of the surviving corporation shall be amended in the Merger to be "Time Warner Inc."

     FIFTH:     The  Restated  Certificate  of  Incorporation  of the Company as
in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that
Article I thereof shall be amended to read in its entirety as follows:

                                    ARTICLE I


     The name of the corporation (hereinafter called the "Corporation") is Time Warner Inc.

     SIXTH:     This  Certificate of Ownership and Merger,  and the Merger
provided for herein, shall not become effective until, and shall become effective at 8:00 a.m. on October 16, 2003.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 9th day of October, 2003.

                                                  AOL TIME WARNER INC.



                                                  By:  /s/  Spencer B. Hays
                                                     -----------------------
                                                  Name:    Spencer B. Hays
                                                  Office:  Senior Vice President


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